UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November  27, 2007

INFOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 604-0691

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2007, InfoLogix, Inc. (the “Company”) appointed Eric N. Rubino, 49, as its Chief Operating Officer. Before joining the Company, Mr. Rubino served as the Chief Operating Officer of Neoware, a provider of thin client computing devices, software and services, where he was responsible for overseeing operations, customer service, engineering, information technology, administration and human resources from 2002 to 2007. Before joining Neoware, Mr. Rubino worked for SAP Americas, a subsidiary of business software company SAP AG, from 1991 to 2002 and served as its Chief Operating Officer from 1999 to 2002.

In connection with Mr. Rubino’s appointment as Chief Operating Officer, he and the Company entered into a two-year employment agreement (the “Employment Agreement”). Under the Employment Agreement, Mr. Rubino agreed to act as the Company’s Chief Operating Officer, under the supervision of our Chief Executive Officer, and to perform such duties and to have such authority consistent with his position as may be from time to time specified by the Chief Executive Officer. The term of the Employment Agreement will automatically extend for successive one year terms unless either party gives written notice of its intent not to renew at least 30 days before the anniversary of the date the Employment Agreement was entered into. Under the Employment Agreement, Mr. Rubino is entitled to receive an annual base salary of $225,000. In addition, Mr. Rubino is eligible to participate in the Company’s bonus program with the ability to achieve an annual bonus of up to 45% of his base salary based upon he and the Company meeting mutually agreed upon financial and performance based objectives. Subject to the approval of the Company’s Board of Directors, the Company will grant Mr. Rubino options to purchase 300,000 shares of its common stock under its 2006 Equity Compensation Plan at an exercise price of the per share fair market value as of the date of the grant. The Employment Agreement contains customary non-competition, non-solicitation, confidentiality and assignment of inventions provisions.

Pursuant to the Employment Agreement, upon a termination of Mr. Rubino’s employment without Cause, for Good Reason, upon a Change in Control (as those terms are defined in the Employment Agreement) or by reason of disability, Mr. Rubino is entitled, upon signing a full release in favor of the Company, to receive a payment equal to one year of his base salary plus all earned and unpaid commissions and bonuses and to receive medical and dental coverage as in effect on the date of termination until the earlier of one year after the date his employment is terminated or upon his receipt of comparable benefits from another source.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: November 28, 2007	By:	/s/ John A. Roberts
Name: John A. Roberts
Title: Chief Financial Officer